EXHIBIT 99.1

Tekmira Pharmaceuticals Announces Leadership Changes

VANCOUVER, British Columbia, Dec. 19, 2014 (GLOBE NEWSWIRE) -- Tekmira Pharmaceuticals Corporation (Nasdaq:TKMR) (TSX:TKM), a leading developer of RNA interference (RNAi) therapeutics, announced today the appointment of Mr. Richard C. Henriques, Jr. to the Company's Board of Directors. He will also be a member of the Audit Committee.

Mr. Richard C. Henriques, Jr. recently served as Chief Financial Officer for the Bill & Melinda Gates Foundation. In this role, Mr. Henriques was responsible for finance, strategy and information technology. Mr. Henriques's previous experience includes more than 25 years with Merck & Co. Inc. During this time, he held several executive leadership positions in Finance for the Global Human Health Division and other Global Operations in the United States, Canada, Latin America, Europe, the Middle East, Africa, Japan, Australia and New Zealand. Mr. Henriques holds a BA in Oriental Studies from the University of Pennsylvania, and an MBA with a concentration in Finance from the Wharton School of Business.

Dr. Mark J. Murray, Tekmira's President and CEO, said "We are extremely pleased to add Richard to our Board of Directors. He brings a wealth of experience in corporate governance, strategic planning and global financial operations. We look forward to working with Richard as we accelerate our growth as a leading RNAi company."

The Company also announced that Dr. Ian MacLachlan, Executive Vice President and Chief Technical Officer, will be resigning from the Company, effective Dec 31, 2014. "Ian has been an instrumental member of our leadership team since the very early days of our Company. Over the years he led many of the developments in our LNP technology, and most recently led our efforts to develop an anti-Ebola virus therapeutic. We thank him for his important contributions and dedicated service to Tekmira and we wish him well in his future endeavors," said Dr. Mark J. Murray, Tekmira's President and CEO. Dr. MacLachlan will maintain a consulting relationship with the Company going forward.

About RNAi and Tekmira's LNP

RNAi therapeutics have the potential to treat a number of human diseases by "silencing" disease causing genes. The discoverers of RNAi, a gene silencing mechanism used by all cells, were awarded the 2006 Nobel Prize for Physiology or Medicine. RNAi trigger molecules often require delivery technology to be effective as therapeutics. Tekmira believes its LNP technology represents the most advanced and widely adopted delivery technology for the systemic delivery of RNAi triggers. Tekmira's LNP platform is being utilized in multiple clinical trials in various disease areas by Tekmira and its partners. Tekmira's LNP technology (formerly referred to as stable nucleic acid-lipid particles or SNALP) encapsulates RNAi triggers with high efficiency in uniform lipid nanoparticles that are effective in delivering these therapeutic compounds to disease sites. Tekmira's LNP formulations are manufactured by a proprietary method which is robust, scalable and highly reproducible, and LNP-based products have been reviewed by multiple regulatory agencies for use in clinical trials. LNP formulations comprise several lipid components that can be adjusted to suit the specific application.

About Tekmira

Tekmira Pharmaceuticals Corporation is a biopharmaceutical company focused on advancing novel RNAi therapeutics and providing its leading lipid nanoparticle (LNP) delivery technology to pharmaceutical and biotechnology partners. Tekmira has been working in the field of nucleic acid delivery for over a decade, and has broad intellectual property covering its delivery technology. Further information about Tekmira can be found at www.tekmira.com. Tekmira is based in Vancouver, Canada and Seattle, USA.

Forward-Looking Statements and Information

This news release contains "forward-looking statements" or "forward-looking information" within the meaning of applicable securities laws (collectively, "forward-looking statements"). Forward-looking statements in this news release include statements about Tekmira's strategy, future operations, clinical trials, prospects, the plans of management, and RNAi (ribonucleic acid interference) product development programs.

With respect to the forward-looking statements contained in this news release, Tekmira has made numerous assumptions regarding, among other things: LNP's status as a leading RNAi delivery technology. While Tekmira considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Tekmira's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: Tekmira's research and development capabilities and resources will not meet current or expected demand; the possibility that other organizations have made advancements in RNAi delivery technology that Tekmira is not aware of; difficulties or delays in the progress, timing and results of clinical trials; pre-clinical and clinical trials may be more costly or take longer to complete than anticipated; pre-clinical or clinical trials may not generate results that warrant future development of the tested drug candidate; and the possibility that Tekmira has not sufficiently budgeted for expenditures necessary to carry out planned activities.

A more complete discussion of the risks and uncertainties facing Tekmira appears in Tekmira's annual report on Form 10K and Tekmira's continuous disclosure filings, which are available at www.sedar.com and www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Tekmira disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

CONTACT: Investors
         Julie P. Rezler
         Director, Investor Relations
         Phone: 604-419-3200
         Email: jrezler@tekmira.com

         Media
         Please direct all media inquiries to media@tekmira.com